Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS EACH OF (I) THE VICE PRESIDENT AND GENERAL COUNSEL, WHO IS CURRENTLY PHENIX Q. KIAMILEV, AND (II) THE ASSOCIATE GENERAL COUNSEL, WHO IS CURRENTLY ANN T. NGUYEN, AND THEIR RESPECTIVE SUCCESSORS, SIGNING SINGLY, THE UNDERSIGNED’S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

(1) prepare, execute for and on behalf of the undersigned, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID application, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings in accordance with the SEC Electronic Date Gathering, Analysis, and Retrieval (EDGAR) Filer Management System Requirements of reports required by Section 16(a) of the Securities Exchange Act of 1934  or any rule or regulation of the SEC thereunder (the “Exchange Act”);

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of WD-40 Company (the “Company”) and/or beneficial owner of more than 10% of the Company’s capital stock, Forms 3, 4, and 5 and any amendments thereto in accordance with the Exchange Act, and Forms 144 and any amendments thereto in accordance with Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”);

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of the foregoing filings and timely file such forms with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact‘s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing the Form ID, Forms 3, 4 or 5, Forms 144, including any amendments thereto (collectively, “Section 16 Filings”).  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 promulgated under the Securities Act.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Power of Attorney”), and the authority of the attorney-in-fact named in any Prior Power of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Filings with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney may be executed and delivered by facsimile, PDF or other electronic transmission and shall be deemed to have the same legal effect as delivery of an original signed copy of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of November, 2022.

Signature:  /s/  Cynthia B. Burks
Print Name:  CYNTHIA B. BURKS